EXHIBIT 99.1

For Immediate Release	Contact:	Todd Atenhan
727-450-8000
727-723-0444 (Fax)
investor.relations@CRYO-CELL.com

CRYO-CELL BOARD OF DIRECTORS ANNOUNCES DECISION TO CLOSE STEM CELL

PRESERVATION TECHNOLOGIES, INC. FOLLOWING RESIGNATION OF STEM CELL

MANAGEMENT AND BOARD OF DIRECTORS

Clearwater, FL – January 29, 2004 (OTCBB: CCEL) – CRYO-CELL International, Inc. today announced its decision to close its majority-owned subsidiary, Stem Cell Preservation Technologies, Inc. (Stem Cell), following the resignation of Stem Cell’s Board of Directors and management. This development will have no impact, whatsoever, on the U-CordTM business of CRYO-CELL that is strong and growing. CRYO-CELL had rejected a restructuring proposal made by Stem Cell’s management, which would have required substantial additional funding from CRYO-CELL to continue Stem Cell’s operations.

CRYO-CELL’s Board of Directors formed a special Sub-Committee to consider the restructuring proposals presented by Stem Cell’s management on January 20, 2004. Stem Cell proposed to repurchase the Stem Cell stock held by CRYO-CELL, so that Stem Cell would no longer be a subsidiary of CRYO-CELL. Stem Cell required significant additional funding to complete the repurchase and to remain in operation, and Stem Cell’s proposals all would have required CRYO-CELL to make significant cash expenditures. On January 23, 2004, CRYO-CELL’s special Sub-Committee unanimously rejected Stem Cell’s proposal.

In rejecting the Stem Cell proposals, the Sub-Committee considered CRYO-CELL’s investment to date in Stem Cell, the failure of Stem Cell’s management to submit acceptable business plans, and the need for CRYO-CELL to conserve its capital for its core business. CRYO-CELL had no assurance that Stem Cell had concrete or credible operational, marketing, or financing plans. The Sub-Committee also considered that Stem Cell, which has been engaged in a registration process with the Securities and Exchange Commission for nearly two years, had made numerous other cash requests to CRYO-CELL, which had been considered and rejected by the Board.

Mercedes Walton, Chairman and Interim CEO stated, “In view of overriding concerns about the lack of credible business plans for Stem Cell after an extended period of time, in addition to other legal, regulatory, business and strategic considerations, the CRYO-CELL Board of Directors has accepted the resignations of Stem Cell’s management and Board, and has in turn decided to close its majority-owned subsidiary. We are extremely disappointed to advise our loyal and patient shareholders of record as of August 31, 2001 that the long-awaited Stem Cell dividend will not be issued.”

The CRYO-CELL Board will pursue every available option to minimize the losses incurred from the terminated spin-off and will make every effort to rebuild shareholder value and confidence. CRYO-CELL retains the right to pursue the Stem Cell business opportunity in the future if this is in the best interests of CRYO-CELL’s shareholders. Ms. Walton continued, “In the near term, however, the Board believes that the best strategy for CRYO-CELL is to focus on the promising developments in our core business. We will also focus on completing the resolution of many legacy issues. By maintaining our focus and investing our resources wisely, we can maximize the opportunity for all of our shareholders.”

About CRYO-CELL International Inc.

Based in Clearwater, Florida, CRYO-CELL is the world’s largest U-CordTM stem cell banking firm, offering high-quality cord blood preservation exclusively for the benefit of newborn babies and possibly other members of their family. CRYO-CELL is accredited by the American Association of Blood Banks (AABB).

CRYO-CELL is a publicly traded company. OTCBB Symbol … C C E L. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com.

Forward Looking Statement

Statements wherein the terms “believes”, “intends”, “projects” or “expects” as used are intended to reflect “forward looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements or paragraphs. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K filed by the Company.

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